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                                                                    EXHIBIT 23.6

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption Part Eight: Legal and Regulatory Matters - "Experts" in the Registration Statement (Form F-4) and related Prospectus of Telesp Celular Participacoes S.A. for the registration of its Preferred Shares and to the incorporation by reference therein of our report dated February 14, 2003, with respect to the consolidated financial statements of Tele Centro Oeste Celular Participacoes S.A. included in its Annual Report (Form 20-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                          Ernst & Young Auditores Independentes S.S.

                          By: /s/ LUIZ CARLOS NANNINI
                              --------------------------------------
                              Name:  Luiz Carlos Nannini
                              Title: Partner

Sao Paulo, Brazil
October 27, 2003